Exhibit 99.1

THE E.W. SCRIPPS COMPANY
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On January 7, 2021, Scripps acquired ION Media Networks, Inc. (“ION”) for consideration of $2.65 billion. On December 30, 2020, Scripps closed on the sale of its WPIX television station. Scripps previously closed on the acquisition of 15 television stations from Cordillera Communications, LLC ("Cordillera") on May 1, 2019 and the acquisition of 8 television stations from Nexstar Media Group, Inc. (“Nexstar”) on September 19, 2019. Seven of the stations acquired from Nexstar were previously operated by Tribune Media Company ("Tribune") and Nexstar operated the remaining station. Nexstar was required to divest these stations in order to complete its acquisition of Tribune. In connection with the Cordillera and Nexstar transactions, the Company provided unaudited pro forma condensed combined financial information within a Current Report on Form 8-K dated September 25, 2019. The following unaudited pro forma condensed combined financial statement information for 2019 gives pro forma effect to the Cordillera and Nexstar transactions for the periods prior to Scripps' ownership of those television stations.

The following unaudited pro forma condensed combined statements of operations for the relevant periods are derived from the historical consolidated financial statements of Scripps, ION, and the acquired Cordillera television stations (reported within the parent entity, EPI Preferred, LLC), the historical condensed financial statements of the acquired Nexstar television station, the historical condensed combined financial statements of the acquired Tribune television stations and the historical results of the sold WPIX television station, as if the respective transactions had all been consummated on January 1, 2019. We have derived the following summary pro forma condensed combined balance sheet from the historical condensed consolidated balance sheets of each of Scripps and ION, as of September 30, 2020, giving pro forma effect to the ION acquisition, the sold WPIX television station and related financing transactions and the other adjustments referred to below as if they had all been consummated on September 30, 2020.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, with Scripps considered as the accounting acquirer. Accordingly, consideration paid by Scripps to complete the acquisitions has been allocated to identifiable assets and liabilities of the acquired ION national broadcast television network based on estimated fair values as of the closing date of the acquisition. Management made preliminary allocations of the considerations transferred to the assets acquired and liabilities assumed based on the information available and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. The finalization of the purchase accounting assessments may result in changes to the valuations of assets acquired and liabilities assumed, which could be material. Accordingly, the pro forma adjustments related to the allocation of considerations transferred are preliminary and have been presented solely for the purpose of providing unaudited pro forma condensed combined financial information in the Current Report on Form 8-K. Management expects to finalize the accounting for the business combinations as soon as practicable within the measurement periods in accordance with ASC 805, but in no event later than one year from the January 7, 2021 ION acquisition date.

The unaudited pro forma condensed combined financial statement information has been prepared by management in accordance with Regulation S-X Article 11, “Pro Forma Financial Information,” as amended by the final rule, “Amendments to Financial Disclosures About Acquired and Disposed Businesses,” as adopted by the U.S. Securities and Exchange Commission (the “SEC”) on May 21, 2020 (“Article 11”). The pro forma combined financial information does not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition and transactions occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. In addition, the accompanying unaudited pro forma condensed combined statement of operations does not include any expected cost savings, operating synergies, or revenue enhancements, which may be realized subsequent to the acquisitions.

The E.W. Scripps Company
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2020

(in thousands)	Scripps Historical (Note 1)	ION Historical	ION Station Divestiture Direct Assets	Transaction Accounting Adjustments (Notes 2, 6)		Pro Forma Combined
Assets:
Current assets:
Cash and cash equivalents	$128,548	$303,457	$—	$(361,044)	(a)	$70,961
Accounts and notes receivable, less allowances	382,531	113,711	—	—		496,242
Programming	—	98,773	—	(98,773)	(b)	—
FCC repack receivable	20,354	—	—	—		20,354
Miscellaneous	32,097	10,497	(375)	—		42,219
Assets of discontinued operations	102,511	—	—	(102,511)	(c)	—
Assets held for sale	155,623	—	—	(155,623)	(d)	—
Total current assets	821,664	526,438	(375)	(717,951)		629,776
Investments	13,207	—	—	—		13,207
Property and equipment	349,709	63,041	(5,925)	—		406,825
Operating lease right-of-use asset	51,279	—	—	70,048	(f)	121,327
Goodwill	1,201,533	—	—	1,982,971	(e)	3,184,504
Other intangible assets	982,366	236,056	(31,194)	668,138	(e)	1,855,366
Programming (less current portion)	137,663	134,983	—	98,773	(b)	371,419
Deferred income taxes	8,372	—	—	—		8,372
Miscellaneous	20,334	4,577	(300)	10,000	(g)	34,611
Total Assets	$3,586,127	$965,095	$(37,794)	$2,111,979		$6,625,407
Liabilities and Equity:
Current liabilities:
Accounts payable	$59,684	$9,006	$—	$—		$68,690
Unearned revenue	34,510	4,042	—	—		38,552
Current portion of long-term debt	10,612	13,656	—	(5,656)	(h)	18,612
Accrued liabilities:
Employee compensation and benefits	38,939	116,279	—	(111,442)	(e)	43,776
Programming liability	69,261	94,145	—	—		163,406
Accrued interest	14,029	121	—	—		14,150
Miscellaneous	45,687	5,705	(664)	—		50,728
Other current liabilities	15,566	—	—	7,813	(f)	23,379
Liabilities of discontinued operations	19,708	—	—	(19,708)	(c)	—
Liabilities held for sale	79,613	—	—	(79,613)	(d)	—
Total current liabilities	387,609	242,954	(664)	(208,606)		421,293
Long-term debt (less current portion)	1,900,861	1,322,681	—	461,319	(h)	3,684,861
Deferred income taxes	46,836	56,876	—	168,371	(e)	272,083
Operating lease liabilities	40,171	—	—	62,235	(f)	102,406
Other liabilities (less current portion)	287,583	245,297	(4,897)	15,438	(e)	543,421
Total Liabilities	2,663,060	1,867,808	(5,561)	498,757		5,024,064
Equity:
Preferred stock
Preferred shares	—	—	—	—		—
Series A	—	—	—	584,000	(i)	584,000
Common stock
Class A	697	—	—	—		697
Voting	119	2	—	(2)	(j)	119
Total common stock	816	2	—	583,998		584,816
Additional paid-in capital	1,127,149	—	—	—		1,127,149
Accumulated deficit	(108,730)	(902,715)	(32,233)	1,029,224	(j)	(14,454)
Accumulated other comprehensive loss, net	(96,168)	—	—	—		(96,168)
Total Equity	923,067	(902,713)	(32,233)	1,613,222		1,601,343
Total Liabilities and Equity	$3,586,127	$965,095	$(37,794)	$2,111,979		$6,625,407

The E.W. Scripps Company
Unaudited Pro Forma Condensed Combined Statements of Operations
For the Year Ended December 31, 2019

(in thousands, except per share data)	Scripps Historical (Note 1)	ION Historical	ION Station Divestiture Direct Expenses	WPIX Divestiture	Cordillera Historical (Note 3)	Nexstar Station Historical (Note 4)	Tribune Stations Historical (Note 5)	Transaction Accounting Adjustments (Note 7)		Pro Forma Combined

Operating Revenues:
Advertising	$884,649	$575,172	$—	$(68,075)	$31,958	$4,969	$114,800	$—		$1,543,473
Retransmission and carriage	390,043	11,187	—	(26,295)	15,290	6,734	63,755	(12,048)	(a)	448,666
Other	76,707	542	—	(3,263)	629	283	5,054	—		79,952
Total operating revenues	1,351,399	586,901	—	(97,633)	47,877	11,986	183,609	(12,048)		2,072,091
Costs and Expenses:
Employee compensation and benefits	476,968	67,008	(3,300)	(31,435)	19,665	1,799	55,010	(10,732)	(b)	574,983
Programming	398,314	108,751	—	(37,192)	10,603	1,962	68,664	—		551,102
Other expenses	276,432	83,849	(7,846)	(21,169)	8,512	1,561	42,578	20,826	(c)	404,743
Acquisition and related integration costs	26,304	—	—	—	—	—	—	46,000	(d)	72,304
Restructuring costs	3,370	—	—	—	—	—	—	—		3,370
Total costs and expenses	1,181,388	259,608	(11,146)	(89,796)	38,780	5,322	166,252	56,094		1,606,502
Depreciation, Amortization, and (Gains) Losses:
Depreciation	39,998	13,402	(3,439)	(3,168)	2,029	335	6,241	1,100	(e)	56,498
Amortization of intangible assets	44,346	5,150	—	(280)	22	36	13,299	35,676	(f)	98,249
Losses (gains), net on disposal of property, plant and equipment	(1,692)	279	—	—	—	—	—	—		(1,413)
Net depreciation, amortization, and losses (gains)	82,652	18,831	(3,439)	(3,448)	2,051	371	19,540	36,776		153,334
Operating income (loss)	87,359	308,462	14,585	(4,389)	7,046	6,293	(2,183)	(104,918)		312,255
Interest expense	(80,596)	(65,793)	—	—	(1,149)	—	—	(50,858)	(g)	(198,396)
Defined benefit plan expense	(6,953)	—	—	—	—	—	—	—		(6,953)
Miscellaneous, net	1,194	337	—	—	(563)	—	—	7,728	(h)	8,696
Income (loss) from continuing operations before income taxes	1,004	243,006	14,585	(4,389)	5,334	6,293	(2,183)	(148,048)		115,602
Provision (benefit) for income taxes	2,917	52,625	3,675	(1,106)	(163)	1,561	695	(36,716)	(i)	23,488
Income (loss) from continuing operations, net of tax	(1,913)	190,381	10,910	(3,283)	5,497	4,732	(2,878)	(111,332)		92,114
Loss from discontinued operations, net of tax	(16,465)	—	—	—	—	—	—	150,960	(j)	134,495
Net (loss) income	(18,378)	190,381	10,910	(3,283)	5,497	4,732	(2,878)	39,628		226,609
Net income (loss) attributable to noncontrolling interest	—	—	—	—	4,815	—	—	(4,815)	(k)	—
Preferred stock dividends	—	—	—	—	—	—	—	51,200	(l)	51,200
Net income (loss) attributable to Scripps shareholders	$(18,378)	$190,381	$10,910	$(3,283)	$682	$4,732	$(2,878)	$(6,757)		$175,409
Income (loss) from continuing operations per share of common stock:
Basic	$(0.02)									$0.51
Diluted	$(0.02)									$0.50

Weighted average shares outstanding:
Basic	80,826									80,826
Diluted	80,826									81,170

The E.W. Scripps Company
Unaudited Pro Forma Condensed Combined Statements of Operations
For the Nine Months Ended September 30, 2020

(in thousands, except per share data)	Scripps Historical (Note 1)	ION Historical	ION Station Divestiture Direct Expenses	WPIX Divestiture	Transaction Accounting Adjustments (Note 7)		Pro Forma Combined

Operating Revenues:
Advertising	$770,024	$382,763	$—	$(30,938)	$—		$1,121,849
Retransmission and carriage	437,121	8,260	—	(13,054)	—		432,327
Other	59,223	369	—	(4,178)	—		55,414
Total operating revenues	1,266,368	391,392	—	(48,170)	—		1,609,590
Costs and Expenses:
Employee compensation and benefits	415,174	81,781	(2,530)	(24,443)	(44,375)	(b)	425,607
Programming	394,877	73,669	—	(8,572)	—		459,974
Other expenses	228,977	61,501	(5,716)	(15,024)	15,620	(c)	285,358
Acquisition and related integration costs	16,059	—	—	—	(7,779)	(d)	8,280
Restructuring costs	—	—	—	—	—		—
Total costs and expenses	1,055,087	216,951	(8,246)	(48,039)	(36,534)		1,179,219
Depreciation, Amortization, and (Gains) Losses:
Depreciation	38,315	8,598	(2,312)	(2,548)	—		42,053
Amortization of intangible assets	42,531	4,746	—	(210)	27,529	(f)	74,596
Losses (gains), net on disposal of property, plant and equipment	728	301	—	(193)	—		836
Net depreciation, amortization, and losses (gains)	81,574	13,645	(2,312)	(2,951)	27,529		117,485
Operating income (loss)	129,707	160,796	10,558	2,820	9,005		312,886
Interest expense	(70,184)	(44,221)	—	—	(23,279)	(g)	(137,684)
Defined benefit plan expense	(3,313)	—	—	—	—		(3,313)
Miscellaneous, net	1,050	342	—	—	—		1,392
Income (loss) from continuing operations before income taxes	57,260	116,917	10,558	2,820	(14,274)		173,281
Provision (benefit) for income taxes	17,997	28,268	2,661	711	(3,800)	(i)	45,837
Income (loss) from continuing operations, net of tax	39,263	88,649	7,897	2,109	(10,474)		127,444
Loss from discontinued operations, net of tax	(14,597)	—	—	—	14,597	(j)	—
Net (loss) income	24,666	88,649	7,897	2,109	4,123		127,444
Preferred stock dividends	—	—	—	—	38,400	(l)	38,400
Net income (loss) attributable to Scripps shareholders	$24,666	$88,649	$7,897	$2,109	$(34,277)		$89,044
Income from continuing operations per share of common stock:
Basic	$0.47						$1.08
Diluted	$0.47						$1.08

Weighted average shares outstanding:
Basic	81,340						81,340
Diluted	81,619						81,619

The E.W. Scripps Company
Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial statements have been derived from the historical consolidated financial statements of Scripps, ION and Cordillera (reported under the parent entity, EPI), the historical condensed financial statements of the Nexstar Station, the historical condensed combined financial statements of the Tribune Stations and the historical statements of operations of the WPIX Station. The unaudited pro forma condensed combined balance sheet as of September 30, 2020 gives effect to the ION acquisition and related financing transactions and the WPIX television station divestiture as if they had occurred on September 30, 2020. The unaudited pro forma combined statements of operations for the relevant periods gives effect to the ION acquisition and related financing transactions, the WPIX television station divestiture and the television stations acquired in 2019 from Cordillera and Nexstar as if they had occurred on January 1, 2019.

These historical financial statements have been adjusted to give the pro forma effect of transaction accounting adjustments that are necessary to account for the acquisition and related financing transactions.

The unaudited pro forma condensed combined financial statements are based on preliminary purchase price allocations for the ION acquisition, provided for illustrative purposes only, and do not purport to represent what the combined company’s results of operations would have been had the transactions and related financing activities occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. In addition, the unaudited pro forma combined statement of operations does not reflect any future planned cost savings initiatives following the completion of the ION Acquisition.

Certain reclassifications have been made to the presentation of the ION historical consolidated financial statements, the EPI historical consolidated financial statements, the Nexstar Station historical financial statements, and the Tribune Stations historical combined financial statements to conform to the presentation used in the unaudited pro forma financial information contained herein.

Note 2. Preliminary Purchase Price Allocation

On January 7, 2021, we completed the acquisition of the national broadcast network ION for $2.65 billion. ION is a national broadcast television network that reaches more than 100 million U.S. homes through 71 owned and operated stations and 40 independent broadcast television affiliates that carry its programming. The purchase price for the ION acquisition and other related costs associated with the transaction were financed with a combination of cash-on-hand, cash proceeds from the sale of preferred shares, proceeds from the issuance of a new term loan, proceeds from the issuance of new secured notes and proceeds from the issuance of new unsecured notes.

To comply with the national and local ownership rules of the FCC after giving effect to the ION acquisition, we divested 23 of ION’s 71 television stations, to INYO Broadcast Holdings, LLC upon completion of the ION acquisition.

The unaudited pro forma combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed for the ION acquisition based on management’s best estimates of fair value. The final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the acquired assets and assumed liabilities, and such variations may be material.

The following table summarizes the net cash consideration for the ION Acquisition.

(in thousands)

Total Purchase Price	$2,650,000
Plus: Cash Acquired	303,457
Plus: Working capital	56,676
Total transaction gross cash consideration	3,010,133
Less: Proceeds from ION Station Divestiture	(30,000)
Total transaction net cash consideration	2,980,133
Less: Cash acquired	(303,457)
Total consideration, net of cash acquired	$2,676,676

The following table summarizes the preliminary fair values of the television stations assets acquired and liabilities assumed at the closing date:

(in thousands)

Accounts receivable	$113,711
Other current assets	10,122
Programming rights	233,756
Property and equipment	57,116
Operating lease right-of-use assets	70,048
Other assets	4,277
Fair value of acquired intangible assets	873,000
Residual goodwill from the transactions	1,982,971
Accounts payable	(9,006)
Unearned revenue	(4,042)
Accrued expenses	(9,999)
Other current liabilities	(7,813)
Programming liabilities	(307,938)
Deferred tax liabilities	(225,247)
Operating lease liabilities	(62,235)
Other long-term liabilities	(42,045)
Total consideration, net of cash acquired	$2,676,676

Note 3. Cordillera Financial Information

The historical financial information presented for Cordillera included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 reflects data for the January 1, 2019 through April 30, 2019 period preceding Scripps ownership. The financial information included for this four-month period was provided by EPI and has not been independently reviewed or verified.

Note 4. Nexstar Financial Information

The historical financial information presented for the Nexstar Station included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 reflects data for the January 1, 2019 through September 19, 2019 period preceding Scripps ownership. The financial information for the period of July 1, 2019 through September 19, 2019 included therein was provided by Nexstar and has not been independently reviewed or verified.

Note 5. Tribune Financial Information

The historical financial information presented for the Tribune Stations included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 reflects data for the January 1, 2019 through September 19, 2019 period preceding Scripps ownership. The financial information for the period of July 1, 2019 through September 19, 2019 included therein was provided by Tribune and has not been independently reviewed or verified.

Note 6. Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

(a)Represents adjustments to the combined company cash balance.

(in thousands)
Total gross cash consideration for the acquisition of ION	$(3,010,133)
Cash proceeds from divested ION stations	30,000
Proceeds from sale of Stitcher business, net of income tax	223,196
Proceeds from WPIX television station divestiture, net of income tax	81,791
Incurrence of New Term Loan B	800,000
Issuance of secured notes	550,000
Issuance of unsecured notes	500,000
Issuance of Preferred Shares	600,000
Financing costs attributed to issuance of notes, New Term Loan B and Preferred Shares	(74,000)
Transaction costs paid	(61,898)
Total cash adjustments	$(361,044)

(b)Represents the balance sheet classification impact to ION for the adoption of the new costs of producing films and episodic television series accounting guidance.
(c)Reflects adjustments to give effect to the completed sale of the Stitcher business as of September 30, 2020.
(d)Reflects adjustments to give effect to the completed WPIX television station divestiture as of September 30, 2020.
(e)Reflects the acquisition method of accounting based on the estimated fair value of assets acquired and liabilities assumed at the closing date.

(in thousands)
Adjustment of identifiable intangible assets to fair value	$668,138
Residual goodwill created from acquisition	1,982,971
Stock appreciation rights liability amount not assumed	111,442
ION debt (including current portion) not assumed	1,336,337
Deferred tax impact of purchase accounting treatment	(168,371)
Adjustment for loss contracts on executory agreements	(15,438)
Elimination of ION historical equity balances	(934,946)
Total transaction net consideration	$2,980,133

(f)Represents the impact of ION adopting the new lease standard that requires the recognition of right-of-use assets and lease liabilities on the balance sheet.

(in thousands)
Operating lease right-of-use assets	$70,048
Other current liabilities	7,813
Operating lease liabilities	62,235

(g)Represents the estimated fair value of the contingent consideration recognized from the completed sale of the Stitcher business.
(h)To record the issuance of Scripps’ long-term debt and related debt issuance costs and eliminate the ION historical debt not assumed in the ION acquisition.

(in thousands)
ION current debt not assumed	$(13,656)
Establish current portion of debt from incurrence of new term loan B	8,000
Total current portion of long-term debt adjustment	$(5,656)

(in thousands)
ION debt (excluding current portion) not assumed	$(1,322,681)
Additional long-term debt (excluding current portion) from incurrence of New Term Loan B	792,000
Additional long-term debt from issuance of secured notes	550,000
Additional long-term debt from issuance of unsecured notes	500,000
Debt issuance costs on long-term debt	(58,000)
Total current portion of long-term debt adjustment	$461,319

(i)Represents the $600 million issuance of Preferred Shares, net of $16 million in issuance costs.
(j)Represents adjustments to combined company equity balances.

(in thousands)
Elimination of ION historical common stock	$(2)

(in thousands)
Elimination of ION historical accumulated deficit balance	$934,948
Gain from sale of Stitcher business	146,495
Gain from WPIX television station divestiture	5,781
Transaction costs (1)	(58,000)
Total accumulated deficit adjustments	$1,029,224
(1) Includes $12 million of contract termination charges incurred in connection with the disposition of Stitcher.

Note 7. Adjustments to the Unaudited Pro Forma Combined Statements of Operations

(a)For periods prior to Scripps' ownership of the broadcast television stations acquired from Cordillera and Nexstar in 2019 (excluding WPIX), reflects the contractual adjustments to reduce retransmission revenue, primarily from CW affiliates, to the retransmission agreements in effect for Scripps.

(b)Reflects the adjustments to remove stock-based compensation expense recorded by ION related to stock appreciation rights (“SARs”) granted to certain employees. Obligations attributed to the SARs and the related expense impacts are not being assumed by Scripps in the ION acquisition.

(c)Reflects the contractual fee payment to INYO related to the affiliation agreements for the divested ION stations entered into at the completion of the ION acquisition.

(d)Reflects estimated transaction related costs of $46 million. These non-recurring type costs are included in the 2019 pro forma results of operations. The transaction accounting adjustment in 2020 pro form results of operations reflect the reversal of ION transaction costs incurred in 2020 that were already captured in the 2019 pro forma results of operations.

(e)Reflects the depreciation expense adjustment resulting from the fair value adjustments to Cordillera’s, Nexstar’s, Tribune’s and ION property and equipment.

(f)Reflects the incremental increase in intangible asset amortization expense resulting from the fair value adjustments to Cordillera’s, Nexstar's, Tribune's and ION's intangible assets:

	Year Ended	Nine Months Ended
	December 31, 2019	September 30, 2020
Reversal of EPI's historical intangible asset amortization	$(22)	$—
Reversal of Nexstar's historical intangible asset amortization	(36)	—
Reversal of Tribune's historical intangible asset amortization	(13,299)	—
Reversal of ION's historical intangible asset amortization	(5,150)	(4,746)
Amortization of purchased identifiable intangible assets	54,183	32,275
Total intangible assets amortization expense adjustment	$35,676	$27,529

(g)Reflects the adjustments to reverse interest expense associated with ION and EPI debt not assumed and the recognition of interest expense associated with debt financing incurred in connection with the television stations acquired in 2019 from Cordillera and Nexstar, and the ION acquisition:

	Year Ended	Nine Months Ended
	December 31, 2019	September 30, 2020
Reversal of EPI's historical interest expense	$(1,149)	$—
Reversal of ION's historical interest expense	(65,793)	(44,221)
Interest expense on debt financings for 2019 acquisitions	31,200	—
Interest expense on debt financings for ION acquisition(2)	86,600	67,500
Total interest expense adjustment	$50,858	$23,279
(2) The proforma combined interest expense on new debt financings is based upon (1) an assumed weighted average interest rate of 4.23% on our New Term Loan B and the notes offered hereby, (2) the assumption that our revolving credit facility will be undrawn at the closing of the ION Acquisition and (3) the amortization of approximately $8.5 million per year of estimated capitalized financing costs for our newly issued debt and original issue discount associated with our New Term Loan B and the notes offered hereby.

(h)Reflects the pre-tax gain recognized from the WPIX television station divestiture. This non-recurring activity is included in the 2019 pro forma results of operations.

(i)Reflects the income tax effect of applying the estimated blended federal and state statutory rate of 25.2% to the pro forma adjustments.

(j)Adjustments include the reversal of discontinued operations results to reflect the pro forma impact of Stitcher being sold as of January 1, 2019. A $146.5 million non-recurring gain recognized from the sale of the Stitcher business and a $12 million non-recurring contract termination charge incurred for Stitcher are included in the 2019 pro forma results of operations.

(k)Reflects the elimination of non-controlling interest related to EPI.

(l)Reflects the 8% dividend to be paid from the issuance of the $600 million Preferred Shares. The dividend amount noted also includes $3.2 million of annual amortization attributed to preferred shares issuance costs.